Exhibit 10.8

SECOND AMENDMENT TO 2008 AMENDED AND RESTATED

UNITED BANKSHARES, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

THIS SECOND AMENDMENT TO 2008 AMENDED AND RESTATED UNITED BANKSHARES, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT (the “Agreement”) is made and entered into this      day of                     , 2018, effective as of such date unless specified otherwise below, by and between UNITED BANKSHARES, INC., a West Virginia bank holding company (the “Company”) and                      (the “Executive”);

WHEREAS, the Company and Executive entered into the United Bankshares, Inc. Supplemental Executive Retirement Agreement on October 1, 2003 (the “Agreement”);

WHEREAS, effective November 1, 2007, the Company approved a First Amendment to the Agreement;

WHEREAS, effective November 26, 2008, the Company and the Executive entered into a Second Amendment and First Restatement of the Agreement;

WHEREAS, the Company and Executive entered into a First Amendment to the 2008 Amended and Restated Agreement on or about the date the said First Amendment to the Second Amendment and First Restatement was approved by the Company Board, which was November 7, 2013;

WHEREAS, the Company approved an Amendment respecting the definition of Disability on or about November 10, 2017;

WHEREAS, pursuant to Article 7 of the Agreement, the Agreement may be amended by a written instrument executed by Company and Executive; and

WHEREAS, Company and Executive wish to amend the Agreement as to such changes to the definition of Disability and respecting further changes as set forth herein.

NOW THEREFORE WITNESSETH:

1.        Effective January 1, 2018, Section 1.2 is hereby revoked and in its place and stead is hereby substituted the following Section 1.2, to read in full as follows:

1.2      “Disability” – “Disability” shall mean the Executive: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company. Medical determination of Disability shall be made by the Company’s provider of long-term disability benefits or, if the Company does not provide long-term disability benefits or Executive is not otherwise eligible to participate in such benefit plan, by the Social Security Administration. Upon the request of the Company, the Executive must submit proof to the Company or its designee of the long-term disability benefits provider’s or the Social Security Administration’s determination.

2.        Subsection 2.2.1 of Section 2.2 of Article 2 shall be and it hereby is amended to add the following sentence as the last sentence of Subsection 2.2.1 as follows:

Notwithstanding the foregoing, or any other provision of this Subsection 2.2.1 or of this Agreement, Executive shall be 100% vested in the Early Termination Benefit and the foregoing vesting percentage provisions shall not apply, in the event that the Early Termination of Executive is by death or is:

(i)        at any time after a Change of Control, either (A) a voluntary resignation of Executive, for any reason or no reason, or (B) an involuntary termination of Executive by the Company other than for Cause, or

(ii)        at any time regardless of whether a Change of Control has occurred, either (A) a resignation of Executive for Good Reason or (B) an involuntary termination of Executive by the Company other than for Cause.

3.          Subsection 2.3.1 respecting the Disability Benefit is hereby revoked and in its place and stead is hereby substituted the following Subsection 2.3.1 to read in full as follows:

2.3.1 Amount of Benefit. The annual benefit under this Section 2.3 is the dollar amount equal to the Accrual Balance set forth on Schedule A for the Plan Year ending immediately prior to the Date on which Disability occurs, plus the prorated amount of accruals up to the month during which Disability occurs.

4.          Section 5.2 is hereby revoked.

5.          Section 5.3 is hereby revoked and in its place and stead is substituted the following first full paragraph of Section 5.3 to read as follows:

5.3      Competition After Termination of Employment. The Company shall not pay any benefit under this Agreement if the Executive, at any time during the 12 calendar months following Termination of Employment and without the prior written consent of the Company (a) engages in or becomes associated with, in the capacity of employee, director, officer, principal, agent, trustee or in any other capacity whatsoever, any Competitive Enterprise; or (b) becomes interested in, directly or indirectly, as a proprietor, partner, officer, director, member, consultant or substantial stockholder, shareholder, or stakeholder, any Competitive Enterprise (said restrictions are hereinafter sometimes referred to as the “Non-Competition Restrictions.”) Notwithstanding the foregoing, or any other provision of this Section 5.3 or of this Agreement, Executive shall not be subject to the “Non-Competition Restrictions” in the event that the Termination of Employment of the Executive is:

(i)          at any time after a Change of Control, either (A) a voluntary resignation of Executive, for any reason or no reason, or (B) an involuntary termination of Executive by the Company other than for Cause, or

(ii)          at any time regardless of whether a Change of Control has occurred, either (A) a resignation of Executive for Good Reason or (B) an involuntary termination of Executive by the Company other than for Cause.

For purposes of Subsection 2.2.1 and this Section 5.3, the following definitions shall apply:

(a)          “Change of Control” shall mean with respect to (i) Company or an Affiliate for whom the Executive is performing services at the time of the Change of Control Event; (ii) Company or any Affiliate that is liable for the payment to the Executive hereunder (or all corporations liable for the payment if more than one corporation is liable) but only if either the deferred compensation is attributable to the performance of service by the Executive for Company or such corporation (or corporations) or there is a bona fide business purpose for Company or such corporation or corporations to be liable for such payment and, in either case, no significant purpose of making Company or such corporation or corporations liable for such payment is the avoidance of Federal Income tax; or (iii) a corporation that is a majority shareholder of a corporation identified in paragraph (i) or (ii) of this Subsection, or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in paragraph (i) or (ii) of this Subsection, a Change in Ownership or Effective Control or a Change in the Ownership of a Substantial Portion of the Assets of a Corporation as defined in Section 409A of the Code, and the regulations or guidance issued by the Internal Revenue Service thereunder, meeting the requirements of a “Change in Control Event” thereunder.

(b)        “Competitive Enterprise” means any business, organization, company, corporation, partnership or business entity or enterprise of any type that (i) is or may be deemed to be competitive with any business carried on by the Company as of the date of Termination of Employment, and (ii) is conducted within a 50-mile radius of any Company location where Executive conducted or supervised or otherwise engaged in business of the Company.

(c)      Executive understands that the Company has legitimate business interests it wishes to protect without unreasonably restricting Executive’s ability to seek or obtain employment after his employment with the Company ends for any reason. Executive understands that the damages the Company will suffer as a result of Executive’s breach of this Section 5.3 of the Agreement are impossible to reasonably calculate and may cause irreparable harm to the Company. Nothing in this Agreement shall be construed to prevent the Company from seeking any form of injunctive relief to enforce any provision of this Agreement.

(d)        “Good Reason” means there is: (i) a decrease in the total amount of the Executive’s base salary, without the Executive’s consent; or (ii) a material reduction in the importance of the Executive’s job responsibilities, without the Executive’s consent; or (iii) a geographical relocation of the Executive to an office more than 50 miles from the Executive’s office location immediately prior to such relocation, without the Executive’s consent.

6.        Effective January 1, 2018, Article 6 shall be amended and supplemented by adding the following Section 6.2.6 to read in full as follows:

6.2.6  Medical Determination of Disability. Effective January 1, 2018, notwithstanding the foregoing provisions of this Article 6, or any other provision of this Agreement, the medical determination of Disability under this Agreement shall be made solely and exclusively in the following manner: by the Company’s provider of long-term disability benefits, or, if the Company does not provide long-term disability benefits or Executive is not otherwise eligible to participate in such benefit plan, by the Social Security Administration.

7.          The right to further amendment is retained by the Company and the Executive.

This Amendment may be executed in one or more counterparts, which taken together shall constitute an original.

IN WITNESS WHEREOF, this Second Amendment to the 2008 Amended and Restated United Bankshares, Inc. Supplemental Executive Retirement Agreement has been duly signed by an authorized officer of Company and individually by Executive, respectively, all as of the date first above written.

UNITED BANKSHARES, INC.:

By:

Its:
[SEAL]

EXECUTIVE:

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